UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

November 5, 2020

Date of Report (Date of earliest event reported)

DASEKE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37509 (Commission File Number)	47-3913221 (IRS Employer Identification No.)

15455 Dallas Parkway, Suite 550 Addison, Texas		75001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 248-0412 Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DSKE	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act   ☐

Item 1.01.           Entry into a Material Definitive Agreement.

On November 5, 2020, Daseke, Inc. (the “Company”), Daseke Companies, Inc., a wholly-owned subsidiary of the Company, and the Company’s other domestic subsidiaries party thereto (together with Daseke Companies, Inc., the “Borrowers”) entered into the Fourth Amendment and Waiver to Fifth Amended and Restated Revolving Credit and Security Agreement (the “Amendment”) with the financial institutions party thereto as lenders (the “Lenders”) and PNC Bank, National Association, as agent for the Lenders (the “Agent”), which amends certain terms of the Fifth Amended and Restated Revolving Credit and Security Agreement, dated as of February 27, 2017, among the Company, the Borrowers, the Agent and the Lenders (as amended, supplemented, or otherwise modified, the “Credit Agreement”). Capitalized terms used, but not otherwise defined, in this Current Report on Form 8-K have the meanings given to them in Exhibit A to the Amendment.

Principally, the Amendment extended the scheduled maturity date of the revolving credit facility provided by the Credit Agreement from February 27, 2022 to the earliest of (a) February 27, 2025 and (b) if the Term Loans have not been repaid, repurchased, redeemed, refinanced, exchanged or otherwise satisfied in full by January 2, 2024, the later of (i) January 2, 2024 and (ii) 60 days prior to the stated maturity date of the Term Loan Agreement in effect at such time. The Amendment also, among other things, (x) increased the letter of credit sublimit from $20 million to $40 million, (y) provides that the Maximum Revolving Advance Amount may be increased from $100 million to $150 million (for the avoidance of doubt, the Amendment did not result in such an increase), and (z) provides that upon the occurrence of certain events relating to a transition from the use of LIBOR Rate, the Agent and the Borrowers may amend the Credit Agreement to replace the LIBOR Rate with a Benchmark Replacement, in each case, as further set forth in the Credit Agreement.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d)	Exhibits

10.1*

Fourth Amendment and Waiver to Fifth Amended and Restated Revolving Credit and Security Agreement, dated as of November 5, 2020, by and among the registrant, Daseke Companies, Inc., each of its subsidiaries party thereto as borrowers, the lenders party thereto, and PNC Bank, National Association, as agent for the lenders.

04
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and similar attachments have been omitted. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DASEKE, INC.

November 12, 2020	By:	/s/ Jason Bates
	Name:	Jason Bates
	Title:	Chief Financial Officer